UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 31, 2018

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2018, PetroQuest Energy, L.L.C. (“PQLLC”), a direct subsidiary of PetroQuest Energy, Inc. (the “Company”), entered into a purchase and sale agreement (the “PSA”), with Northstar Offshore Ventures LLC (“NOV”), pursuant to which PQLLC sold certain producing oil and gas assets located in the Gulf of Mexico (the “Assets”) effective as of December 1, 2017 (the “Transaction”). As a result of the Transaction, the Company has eliminated an approximate $35.4 million undiscounted abandonment liability from its long-term obligations. PQLLC received no proceeds from the sale of the Assets and is required to contribute $3.75 million towards future abandonment costs. However, as a result of the Transaction, PQLLC expects to receive a cash refund of approximately $10.3 million related to a depositary account that served to collateralize a portion of the Company’s bonds used to satisfy federal bonding requirements. Pursuant to the PSA, in the event that NOV does not materially comply with its obligations to post all required replacement bonds, letters of credit, guarantees and/or other security within a reasonable time after the closing of the Transaction, PQLLC shall have the right, in addition to its other rights and remedies under the PSA, to terminate the PSA and rescind the Transaction.

The PSA contains customary representations, warranties and covenants for a transaction of this type. PQLLC and NOV have generally agreed to indemnify each other for breaches of the representations, warranties, and covenants contained in the PSA and certain liabilities, subject to certain deductibles and caps.

Item 2.02 Results of Operations and Financial Condition

On February 1, 2018, the Company issued a news release announcing the Transaction and its reserves estimates and certain other operating results for the year ended December 31, 2017. The news release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number    Description of Exhibit

99.1 News Release dated February 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer